Exhibit 99.1

PriceSmart to Restate Financial Statements for Fiscal 2002

and the First Three Quarters of Fiscal 2003

Anticipated Losses for Fourth Quarter Fiscal 2003 also Announced

SAN DIEGO, CA. (Nov 10, 2003) —PriceSmart, Inc. (Nasdaq: PSMT, www.pricesmart.com) today announced that it will restate its financial statements for fiscal year 2002 and the first three quarters of fiscal year 2003.

The decision to restate centers around information obtained by the Company’s internal audit and accounting departments and additional information gathered as part of an independent investigation conducted at the direction of the Audit Committee. Based upon that information, the Company has determined that certain transactions during the period from October 2001 through May 2003 did not satisfy revenue recognition criteria and were improperly recorded as net warehouse sales on the Company’s statements of operations. As a result, the Company’s net warehouse sales were overstated during fiscal year 2002 by approximately $16.6 million (2.7%), and during the first nine months of fiscal year 2003 by approximately $12.7 million (2.5%). Reported comparable warehouse sales also were impacted by the reporting of these transactions. Restatement of these sales amounts will not affect the Company’s reported net income or loss per share nor will it affect the Company’s balance sheet.

Following its determination to restate its financial statements for the matters and the periods described above, the Company also determined that it would correct certain known errors. In each such case the Company believed the amount of any such error was not material to the Company’s consolidated 2002 financial statements. In addition, in the process of closing its financial statements for fiscal 2003, the Company identified accounting errors that occurred, primarily in the Company’s Guam and Philippine operations, which will be corrected in the appropriate prior periods.

The correction of all of the foregoing errors is not expected to reduce the Company’s reported diluted earnings per share available to common stockholders for fiscal year 2002 by more than $350,000 ($0.05 per share) nor to increase the Company’s reported loss per share available to common stockholders for the first nine months of fiscal 2003 by more than $1.1 million ($0.15 per share).

The Company has been advised that notwithstanding this restatement, Ernst & Young LLP, the Company’s independent auditors, will not be withdrawing its report on the Company’s financial statements for fiscal year 2002.

As a result of the restatement, the Company expects to delay, from the end of November to December 16, 2003, the filing of the Company’s Annual Report on Form 10-K for the year ended August 31, 2003. The Company expects to concurrently file on December 16, 2003 its amended Annual Report on Form 10-K for the year ended August 31, 2002, as well as its amended Quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2003.

Regarding the fourth quarter and fiscal year 2003 results, the Company is expecting to report a significant loss in the fourth quarter. The anticipated fourth quarter loss could exceed $20 million.

Robert Price, Interim President and Chief Executive Officer of the Company, stated: “For more than 25 years my family has pioneered the warehouse club concept, improving the standard of living for millions of people in the United States, Canada, Mexico and, more recently, in developing countries. During the past seven months the PriceSmart management team has been working very hard to ensure that the basic warehouse club standards in purchasing, pricing, and store operations are being maintained. There have been many improvements and, there is still much to be done.”

“This press release deals with two items, a restatement of sales and earnings and a preliminary disclosure of fourth quarter results. First, regarding the restatement of sales and earnings, the restatement relates to financial reporting and has no negative consequences for PriceSmart’s cash position. Second, as for the fourth quarter loss, it is currently anticipated that over $10 million of this loss will be attributable to asset impairment which relates primarily to write downs (especially leases) associated with warehouse closures. These charges do not negatively affect PriceSmart’s cash position. Most of the remaining loss in the fourth quarter results from lower than expected sales as well as lower margins resulting from markdowns and specific problems in the Philippines and the Dominican Republic. I am certainly not pleased with the fourth quarter results, but I sincerely believe that the efforts of PriceSmart’s management team should result in improved sales, attainment of margin goals, better expense controls and improved inventory turns,” added Mr. Price.

PriceSmart, Inc., headquartered in San Diego, is a volume-driven, membership merchandise and services provider, delivering quality, value and low prices to the rapidly emerging consumer class in Latin America, the Caribbean and Asia. PriceSmart now operates 29 warehouse clubs in 12 countries and two U.S. territories (four in Panama; three each in Costa Rica, Mexico and the Philippines; two each in Dominican Republic, Guatemala, El Salvador, Honduras and Trinidad; and one each in Aruba, Barbados, Guam, Jamaica, Nicaragua and the United States Virgin Islands). PriceSmart also licenses 13 warehouses in China and one in Saipan, Micronesia.

This press release may contain forward-looking statements that are subject to risks and uncertainties that might cause actual results to differ materially from those foreseen. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to: our financial performance is dependent on international operations; any failure by us to manage our growth could adversely affect our business; we face significant competition; we may encounter difficulties in the shipment of goods to our warehouses; the success of our business requires effective assistance from local business people with whom we have established strategic relationships; we are exposed to weather and other risks associated with our operations in Latin America, the Caribbean and Asia; declines in the economies of the countries in which we operate our warehouse stores would harm our business; substantial control of the Company’s voting stock by a few of the Company’s stockholders may make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm our business; we face the risk of exposure to product liability claims, a product recall and adverse publicity; we are subject to volatility in foreign currency exchange; and a determination that the Company’s goodwill and intangible assets have been impaired as a result of a test under Statement of Financial Accounting Standards (“SFAS”) No. 142 could adversely affect the Company’s future results of operations and financial position; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 29, 2002. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chairman of the Board and Interim President & Chief Executive Officer (858) 551-2336; or James Cahill, Vice Chairman of the Board and Interim Chief Financial Officer (858) 581-4694.